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                                       Maipu D942 pisos 1(0), 2(0) y 3(0)
                                       C1006ACN Buenos Aires, Argentina
                                       Tel. (54) 11 4106-7000
                                       Fax  (54) 11 4106-7200
                                       E-mail general: info@bdo-argentina.com
                                       http://www.bdo-argentina.com

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

MASTELLONE HERMANOS S.A.
E. Ezcurra 365, Piso 2, Of. 310
C1107CLA - Buenos Aires, Argentina,

We hereby consent to the use in the Prospectus constituting a part of this
Registration Statement (Amendment No. 1 on Form F-4) of our report dated March
7, 2005, relating to the consolidated financial statements of Mastellone
Hermanos S.A. for the fiscal year ended December 31, 2004, which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the
Prospectus.

Buenos Aires, Argentina
March 25, 2005

BDO BECHER, LICHTENSTEIN & ASOCIADOS

/s/ Fabian Gustavo Marcote (Partner)

BDO International is a world wide network of public accounting firms, called BDO
Member Firms, serving international clients. Each BDO Member Firm is an independent legal entity in its own country. The network is coordinated by BDO
Global Coordination B.V., incorporated in the Netherlands, with an office in
Brussels, Belgium, where the Global Coordination Office is located.